Exhibit 4.16.5

                                 AMENDMENT NO. 3
                               TO CREDIT AGREEMENT


     AMENDMENT  NO.  3 TO  CREDIT  AGREEMENT  ("this  Amendment"),  dated  as of
November  3, 2004,  among  FOAMEX  L.P.,  a Delaware  limited  partnership  (the
"Borrower"), the affiliates of the Borrower party hereto, the lenders party hereto and SILVER POINT FINANCE, LLC, as Administrative Agent (the "Administrative Agent").

     WHEREAS, the Borrower, certain of its affiliates as guarantors, the lenders party thereto and the Administrative Agent entered into a certain Credit Agreement, dated as of August 18, 2003 (as heretofore amended or otherwise modified and as further amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), pursuant to which such lenders have agreed, subject to certain terms and conditions, to make term loans to the Borrower;

     WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent desire to amend certain provisions of the Credit Agreement;

     NOW, THEREFORE, subject to the conditions precedent set forth in Section 3 hereof, the Borrower, the Guarantors, the Lenders and the Administrative Agent hereby agree as follows:

     SECTION 1. CAPITALIZED TERMS. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement.

     SECTION 2. AMENDMENTS TO CREDIT AGREEMENT.

     2.1. Annex A to the Credit Agreement is hereby amended by adding the following defined terms in the correct alphabetical order:

          "Additional Term Lender" means each Lender that has an Additional Term Loan Commitment or that holds Additional Term Loans.

          "Additional Term Loan" has the meaning specified in Section 1.1(b).

          "Additional Term Loan Commitment" means, as to any Lender, the obligation of such Lender, if any, to make an Additional Term Loan to the Borrowers hereunder on the Additional Term Loan Funding Dates and the Final Term Loan Funding Date in an aggregate principal amount not to exceed the amount set forth under the heading "Additional Term Loan Commitment" opposite such Lender's name on Schedule 1.2, as such amount may be reduced pursuant to Section 1.1(f), or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

          "Additional Term Loan Funding Conditions" means the following conditions precedent to the obligation of the Additional Term Lenders to make the Additional Term Loans on each Additional Term Loan Funding Date and/or the Final

     Term Loan Funding Date, the satisfaction of which shall be in a manner satisfactory to the Administrative Agent:

          (i) at the time of the funding of the Additional Term Loans, there shall exist no Default or Event of Default (and no Default or Event of Default would result therefrom),

          (ii) with respect to a funding on the initial Additional Term Loan Funding Date, the Administrative Agent shall have received UCC, tax and judgment lien searches, the results of which shall be satisfactory to the Administrative Agent,

          (iii) with respect to a funding on the Final Term Loan Funding Date, all proceeds or amounts received by Foamex prior to the Final Term Loan Funding Date in respect of or under the First Additional Term Loans, the Designated Agreements or from the disposition of Designated Assets (to the extent permitted for such purpose) shall have been used by Foamex to repurchase on the open market at par or a discount or shall concurrently be used to pay at scheduled maturity Foamex 13 1/2% Subordinated Notes and pay fees and expenses incurred in connection therewith,

          (iv) with respect to a funding on the Final Term Loan Funding Date, Foamex shall have received or shall concurrently receive the proceeds of the Additional Working Capital Term Loans and after giving effect to the satisfaction of clause (iii) above, the amount of the Additional Working Capital Term Loans, together with the amount of the Additional Term Loans to be made on the Final Term Loan Funding Date, shall be sufficient to repay in full the outstanding Foamex 13 1/2% Subordinated Notes,

          (v) with respect to a funding of Additional Term Loans (other than a funding on the Final Term Loan Funding Date), the Administrative Agent and the Lenders shall be satisfied that the Borrowers are permitted by the terms of the Senior Secured Note Indenture, the Foamex 13 1/2% Subordinated
     Note Indenture, the Foamex 9 7/8% Subordinated Note Indenture and the Working Capital Agreement to use 100% of the proceeds of such Additional Term Loans to repurchase on the open market at par or at a discount the Foamex 13 1/2% Subordinated Notes, and the Administrative Agent shall have received a certificate from a Responsible Officer of Foamex certifying as to the foregoing,

          (vi) with respect to a funding on the initial Additional Term Loan Funding Date, all resolutions of Foamex and governmental and third-party consents and approvals, in each instance, necessary to authorize or permit the making of the Additional Term Loans shall have been obtained and be in full force and effect and the Administrative Agent shall have received copies of, and be satisfied with the form and substance of, all such resolutions, consents and approvals,

          (vii) with respect to a funding on the initial Additional Term Loan Funding Date, the Loan Parties shall have executed and delivered, or caused to be executed and delivered, such amendments to the Mortgages and such other documents, agreements, opinions and certificates, in each instance as the Administrative Agent may reasonably request with respect to securing the Additional Term Loans by the various Mortgages executed by one or more of the Loan Parties and the Loan Parties shall have paid all applicable recording taxes with respect to recording any such amendments, and

          (viii) the following statements shall be true, and the acceptance by any Borrower of any Additional Term Loan shall be deemed to be a statement to the effect set forth in clauses (A), (B) and (C) with the same effect as the delivery to the Administrative Agent and the Lenders of a certificate signed by a Responsible Officer of such Borrower, dated the date of such Additional Term Loan, stating that: (A) the representations and warranties contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Administrative Agent and the Lenders have been notified in writing by the Borrowers that any representation or warranty is not correct and the Majority Lenders have explicitly waived in writing compliance with such representation or warranty; (B) no event has occurred and is continuing, or would result from such extension of credit, which constitutes a Default or an Event of Default; and (C) no event has occurred and is continuing, or would result from such extension of credit, which has had or would have a Material Adverse Effect.

          "Additional Term Loan Funding Date" means each date after the Third Amendment Effective Date and prior to the Final Term Loan Funding Date on which a Borrowing occurs.

          "Additional Working Capital Term Loans" means the additional term loans being funded in one drawing under the Working Capital Agreement on the Final Term Loan Funding Date in an aggregate amount not to exceed $15,000,000, the proceeds of which will be utilized by Foamex solely to pay at scheduled maturity a portion of the Foamex 13 1/2% Subordinated Notes then outstanding to the extent permitted herein and to pay fees and expenses incurred in connection therewith and which loans shall be made pursuant to an amendment to the Working Capital Agreement in form and substance satisfactory to the Administrative Agent and the Majority Lenders.

          "Commitment Fee" has the meaning specified in Section 2.4.

          "Designated Agreements" means, collectively, one or more agreements of the type described in that certain letter dated November 3, 2004 from Foamex to the Administrative Agent and the Lenders, that are now or hereafter disclosed in writing by Foamex to the Administrative Agent and the Lenders, which agreements (and any material amendments, modifications, supplements or waivers with respect to such agreements) shall be reasonably acceptable to the Administrative Agent.

          "Designated Assets" means the assets of the Loan Parties disclosed in writing by Foamex to the Administrative Agent and the Lenders and consented to in writing by the Administrative Agent and the Majority Lenders.

          "Final Additional Term Loan" has the meaning specified in Section 1.1(b).

          "Final Term Loan Funding Date" means August 15, 2005.


          "First Additional Term Loan" has the meaning specified in Section 1.1(b).

          "Initial Term Loan" has the meaning specified in Section 1.1(a).

          "Initial Term Loan Commitment" means, as to any Lender, the obligation that such Lender had, if any, to make a Term Loan to the Borrowers hereunder on the Closing Date in an aggregate principal amount not to exceed the amount set forth under the heading "Initial Term Loan Commitment" opposite such Lender's name on Schedule 1.2, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. Effective immediately after the making of the Initial Term Loans on the Closing Date, the Initial Term Loan Commitment of each Lender was permanently reduced to zero.

          "Notice of Borrowing" has the meaning specified in Section 1.1(c).

          "Third Amendment Effective Date" means the date that Amendment No. 3 to Credit Agreement, dated as of November 3, 2004 becomes effective.

          "Third Amendment Fee Letter" has the meaning specified in Section 2.3.

     2.2. The definition of "Borrowing" in Annex A to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "Borrowing" means a borrowing hereunder consisting of Term Loans by the Lenders to a Borrower.

     2.3. The definition of "Borrowing Cutoff Amount" in Annex A to the Credit Agreement is hereby amended by replacing the table set forth therein with the following table:

     Relevant EBITDA Fiscal Month                                Amount

     Fiscal month of Foamex ending October 26, 2003 and
     each  fiscal  month of  Foamex  ending  thereafter
     through and  including  the fiscal month of Foamex
     ending March 28, 2004                                       3.50

     Fiscal  month of Foamex  ending April 25, 2004 and
     each  fiscal  month of  Foamex  ending  thereafter
     through and  including  the fiscal month of Foamex
     ending August 22, 2004                                      3.25

     Fiscal month of Foamex  ending  September 26, 2004
     and each fiscal month of Foamex
     ending thereafter through and including the fiscal
     month of Foamex ending July 31, 2005                        3.50



     Fiscal month of Foamex  ending August 28, 2005 and
     each  fiscal  month of  Foamex  ending  thereafter
     through and  including  the fiscal month of Foamex
     ending October 2, 2005                                      3.65

     Fiscal  month of Foamex  ending  October  30, 2005          3.55

     Fiscal  month of Foamex  ending  November 27, 2005
     and each fiscal month of Foamex ending  thereafter
     through and  including  the fiscal month of Foamex
     ending July 2, 2006                                         3.50

     Fiscal  month of Foamex  ending  July 30, 2006 and
     each fiscal month of Foamex ending thereafter               3.25

     2.4. The definition of "EBITDA" in Annex A to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "EBITDA" means, with respect to any fiscal period of Foamex, Adjusted Net Earnings from Operations, plus, to the extent deducted in the determination of Adjusted Net Earnings from Operations for that fiscal period, (i) interest expense, (ii) Federal, state, local and foreign income taxes, (iii) restructuring charges incurred after the Closing Date, (iv) depreciation and amortization expense, (v) other non-cash charges, (vi) the charge in an amount equal to $3,700,000 applicable to the fiscal quarter of Foamex ended March 28, 2004, as disclosed in writing by Foamex to the Administrative Agent and the Lenders in that certain letter dated November 3, 2004 and (vii) the charge in an amount equal to $1,000,000 applicable to the fiscal quarter of Foamex ended June 27, 2004, as disclosed in writing by Foamex to the Administrative Agent and the Lenders in that certain letter dated November 3, 2004.

     2.5. The definition of "Fixed Charges" in Annex A to the Credit Agreement is hereby amended by adding the following proviso at the end of clause (ii) thereof:

     ; provided, that with respect to any fiscal quarter in any Fiscal Year of Foamex in which two scheduled principal payments are required to be made on the Working Capital Term Loans made on the Closing Date during such fiscal quarter, only the first of such scheduled principal payments shall be included as a Fixed Charge in such fiscal quarter and the second of such scheduled principal payments shall be included as a Fixed Charge in the first subsequent fiscal quarter of Foamex in which no scheduled principal payments are required to be made on the Working Capital Term Loans made on the Closing Date and in no event shall more than one principal payment on the Working Capital Term

     Loans made on the Closing Date carried forward pursuant to this proviso be included in any fiscal quarter of Foamex

     2.6. The definition of "Foamex 13 1/2% Subordinated Notes Shortfall Event" in Annex A to the Credit Agreement is hereby deleted in its entirety.

     2.7. The definition of "Loan Documents" in Annex A to the Credit Agreement is hereby amended by adding the words "the Third Amendment Fee Letter," immediately after the words "the Fee Letter,".

     2.8. The definition of "Obligations" in Annex A to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Loan Parties to the Administrative Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest (including, but not limited to, any interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed or allowable in whole or in part in any such proceeding), charges, expenses, fees, attorneys' fees, filing fees (including, but not limited to, any fees or expenses accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to any Loan Party, whether or not allowed or allowable in whole or in part as a claim in any such proceeding) and any other sums chargeable to any of the Loan Parties hereunder or under any of the other Loan Documents.

     2.9. The definition of "Pro Rata Share" in Annex A to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "Pro Rata Share" means, with respect to a Lender at any time, a fraction (expressed as a percentage), the numerator of which is the sum of
     (x) the amount of such Lender's Term Loan Commitment at such time plus (y) the aggregate unpaid principal balance of the Term Loans owing to such Lender at such time and the denominator of which is the sum of (x) the amounts of all of the Lenders' Term Loan Commitments at such time plus (y) the aggregate unpaid principal balance of the Term Loans owing to all of the Lenders at such time (or if no Term Loan Commitments are outstanding at such time, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender at such time and the denominator of which is the aggregate amount of the Obligations owed to all Lenders at such time); provided, that references to Pro Rata Share in the context solely of the Initial Term Loans means, with respect to a Lender at any time, a fraction (expressed as a percentage), the numerator of which is the aggregate unpaid principal balance of the Initial Term Loans owing to such Lender at such time and the denominator of which is the aggregate unpaid principal balance of the Initial Term Loans owing to all Lenders at such time; and provided, further, that references to Pro Rata Share in the context solely of the Additional Term Loans means, with respect to a Lender at any time, a fraction (expressed as a percentage), the numerator of which is the sum of
     (x) the amount of such Lender's Additional Term Loan Commitment at such time plus (y) the aggregate unpaid principal balance of the Additional Term Loans owing to such Lender at such time and the denominator of which is the sum of (x) the amounts of all of the Lenders' Additional Term Loan Commitments at such time plus (y) the aggregate unpaid principal balance of the Additional Term Loans owing to all of the Lenders at such time (or if no Additional Term Loan Commitments are outstanding at such time, a fraction (expressed as a percentage), the numerator of which is the aggregate unpaid principal balance of the Additional Term Loans owing to such Lender at such time and the denominator of which is the aggregate unpaid principal balance of the Additional Term Loans owing to all Lenders at such time).

     2.10. The definition of "Reserves" in Annex A to the Credit Agreement is hereby amended by deleting the phrase "Closing Date" appearing therein and substituting the phrase "Third Amendment Effective Date" therefor.

     2.11. The definition of "Specified Asset Disposition" in Annex A to the Credit Agreement is hereby amended by deleting clause (iv) thereof in its entirety and renumbering clause (v) thereof as clause (iv).

     2.12. The definition of "Stated Termination Date" in Annex A to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "Stated Termination Date" means April 1, 2009.

     2.13. The definition of "Term Loan Commitment" in Annex A to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "Term Loan Commitment" means, at any time with respect to a Lender, the sum of the Initial Term Loan Commitment and the Additional Term Loan Commitment of such Lender.

     2.14. The definition of "Working Capital Agreement" in Annex A to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "Working Capital Agreement" means the Credit Agreement, dated as of August 18, 2003, among the Parent, the Borrowers, the Guarantors, Banc of America Securities LLC and General Electric Capital Corporation, as co-lead arrangers, Banc of America Securities LLC, as sole book manager, General Electric Capital Corporation, as syndication agent, B of A, as administrative agent and lender, and the other Working Capital Lenders, as amended, restated, supplemented, refinanced or otherwise modified from time to time in accordance with the terms hereof.

     2.15. The definition of "Working Capital Obligations" in Annex A to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "Working Capital Obligations" means the term "Obligations" as defined in the Working Capital Agreement as in effect on the Third Amendment Effective Date.

     2.16. The definition of "Working Capital Term Loans" in Annex A to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "Working Capital Term Loans" means, collectively, the "Term Loans" as defined in the Working Capital Agreement as in effect on the Closing Date and the Additional Working Capital Term Loans.

     2.17. The first WHEREAS clause of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          WHEREAS, Foamex has requested the Lenders to make term loans to the Borrowers in the aggregate principal amount of up to $119,000,000 upon the terms and conditions set forth in this Agreement, the proceeds of which the Borrowers will use for the purposes permitted hereunder; and

     2.18. Article 1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                                    ARTICLE 1

                                   TERM LOANS

          1.1 Term Loans.

          (a) Initial Term Loans. Subject to the terms and conditions of this Agreement, on the Closing Date, each Lender with an Initial Term Loan Commitment made a term loan (any such term loan being referred to as an "Initial Term Loan" and such term loans being referred to collectively as the "Initial Term Loans") to the Borrowers, in an amount equal to such Lender's Initial Term Loan Commitment, all of which (together with the PIK Interest) remains outstanding on the Third Amendment Effective Date. The Initial Term Loan Commitment of each Lender was automatically and permanently reduced to zero on the Closing Date.

          (b) Additional Term Loans. (i) Subject to the terms and conditions of this Agreement, each Lender with an Additional Term Loan Commitment severally (not jointly or jointly and severally) agrees to make term loans (any such term loan being referred to as an "Additional Term Loan" and such term loans being referred to collectively as the "Additional Term Loans", and together with the Initial Term Loans, such term loans being referred to as a "Loan" or "Term Loan" and such terms loans being referred to collectively as the "Loans" or "Term Loans") to the Borrowers from time to time on an Additional Term Loan Funding Date and on the Final Term Loan Funding Date, upon the satisfaction of the applicable Additional Term Loan Funding Conditions, in an aggregate amount not to exceed such Lender's Additional Term Loan Commitment.

               (ii) The aggregate principal amount of the Additional Term Loans requested to be made prior to the Final Term Loan Funding Date (collectively, the "First Additional Term Loans") shall not exceed $10,000,000. Subject to the terms and conditions (including, without limitation, the applicable Additional Term Loan Funding Conditions) and relying upon the representations and warranties herein set forth, each Additional Term Lender severally agrees to make its Pro Rata Share of each First Additional Term Loan to the Borrowers on the applicable Additional Term Loan Funding Date. Each Additional Term Lender's Additional Term Loan Commitment shall be automatically and permanently reduced by its Pro Rata Share of any First Additional Term Loan on the Additional Term Loan Funding Date on which such First Additional Term Loan was made.

               (iii) The aggregate principal amount of the Additional Term Loans requested to be made on the Final Term Loan Funding Date (the "Final Additional Term Loan") shall not exceed the aggregate amount of the Additional Term Lenders' then effective undrawn Additional Term Loan Commitments. Subject to the terms and conditions (including, without limitation, the applicable Additional Term Loan Funding Conditions) and relying upon the representations and warranties herein set forth, each Additional Term Lender severally agrees to make its Pro Rata Share of the Final Additional Term Loan to the Borrowers on the Final Term Loan Funding Date. Each Additional Term Lender's Additional Term Loan Commitment shall be automatically and permanently reduced to zero on the Final Term Loan Funding Date.

               (iv) Any principal amount of the Term Loans which is repaid or prepaid may not be reborrowed. Each of the Initial Term Loans and the Additional Term Loans shall be considered part of the Loans and the Term Loans for all purposes of this Agreement and all Loan Documents and any reference to a "Loan" or a "Term Loan" in this Agreement or in any other Loan Document shall be deemed to include both the Initial Term Loans and each Additional Term Loan made by the Lenders to the Borrowers.

          (c) Procedure for Borrowing Additional Term Loans. Each Borrowing by the Borrowers shall be made upon the Borrowers' irrevocable written notice to the Administrative Agent in the form of a notice of borrowing ("Notice of Borrowing") in the form of Exhibit B attached hereto and made a part hereof, which must be received by the Administrative Agent prior to 12:00 noon (New York time) two (2) Business Days prior to the applicable Funding Date, specifying, (i) the amount of the Borrowing, which must equal or exceed $750,000 (or, if less, the aggregate amount of the Additional Term Lenders' then effective undrawn Additional Term Loan Commitments), and (ii) the requested Funding Date, which must be a Business Day. There may be no more than ten (10) Additional Term Loan Funding Dates. Any Notice of Borrowing shall be irrevocable. The Borrowers shall be bound to borrow the funds requested therein in accordance therewith.

          (d) Making of Additional Term Loans. Each Additional Term Lender shall make the amount of such Additional Term Lender's Additional Term Loan available to the Administrative Agent in same day funds, to the Administrative Agent's designated account, not later than 12:00 noon (New York time) on the Business Day immediately preceding the applicable Funding Date (and on such Funding Date the Borrowers shall pay to the Administrative Agent, for the ratable benefit of the Additional Term
     Lenders who have made their Additional Term Loans available to the Administrative Agent on or prior to such time, interest on such Additional Term Loans at a per annum rate equal to the Base Rate plus 9.25% for the period commencing on the Business Day immediately preceding such Funding Date and ending on such Funding Date). After the Administrative Agent's receipt of the proceeds of such Additional Term Loans, upon satisfaction of the applicable Additional Term Loan Funding Conditions, the Administrative Agent shall make the proceeds of such Additional Term Loans available to the Borrowers on the applicable Funding Date by transferring same day funds equal to the proceeds of such Additional Term Loans received by the Administrative Agent to an account of the Borrowers designated in writing by the Borrowers or as the Borrowers shall otherwise instruct in writing.

          (e) No Liability. The Administrative Agent shall not incur any liability to any Borrower as a result of acting upon any notice referred to in Section 1.1(c) which the Administrative Agent believes in good faith to have been given by an officer or other person duly authorized by the Borrowers to request a Loan.

          (f) Amounts of Additional Term Loans. (i) The Borrowers may from time to time, upon three (3) Business Days' prior irrevocable written notice to the Administrative Agent, but no less than ten (10) Business Days prior to the Final Term Loan Funding Date, request that the Additional Term Lenders decrease their aggregate Additional Term Loan Commitments (each such requested decrease to be in a minimum amount of $1,000,000 and in an integral multiple of $100,000); provided, that the Borrowers shall not be permitted to reduce the aggregate Additional Term Loan Commitments to an amount less than the aggregate amount necessary (together with (i) the amount of Additional Working Capital Term Loans, (ii) funds received or to be received by Foamex under the Designated Agreements on or prior to the Final Term Loan Funding Date and (iii) proceeds received from asset sales permitted under Section 7.11(xv) (to the extent that the proceeds of such asset sales are permitted to be used for such purpose pursuant to Section 3.3(d) hereof), in each case to the extent not used to repurchase Foamex 13 1/2% Subordinated Notes on the open market in accordance with Section 7.12(E)), to repay in full the outstanding Foamex 13 1/2% Subordinated Notes at the scheduled maturity thereof and pay fees and expenses incurred in connection therewith. Effective upon the Administrative Agent's receipt of such notice, the Additional Term Loan Commitment of each Additional Term Lender shall be permanently reduced by an amount equal to its Pro Rata Share of such requested reduction. The Administrative Agent shall promptly notify the Additional Term Lenders, by telecopier or e-mail, of the occurrence of any reductions in the Additional Term Loan Commitments to be effected and any changes to the amount of the Additional Term Loan Commitment of each Additional Term Lender resulting therefrom.

     2.19. Section 2.1(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          (a) Interest Rates. All Obligations shall bear interest on the unpaid principal amount thereof (including on that portion of the Term Loans constituting PIK Interest and including, to the extent permitted by law, on interest thereon not paid when due) from the date made or incurred until paid in full in cash at a fluctuating per annum rate equal to the Base Rate plus nine and one-quarter percent (9.25%) (the "Term Interest Rate"). Each change in the Base Rate shall be reflected in the Term Interest Rate as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year).

     2.20. Section 2.3 of the Credit Agreement is hereby amended by adding the following two sentences at the end thereof:

          The Borrowers agree, jointly and severally, to pay the Administrative Agent the fees and compensation as set forth in the fee letter, dated the Third Amendment Effective Date, between the Administrative Agent and the Borrowers (the "Third Amendment Fee Letter") with such fees and other compensation to be payable at such times as provided in the Third Amendment Fee Letter. The fees and compensation set forth in the Third Amendment Fee Letter shall be fully earned and non-refundable for any reason upon payment thereof. The fees and other compensation set forth in the Third Amendment Fee Letter are in addition to the fees and other compensation set forth in the Fee Letter.

     2.21.  Article 2 of the Credit  Agreement is hereby amended by adding a new
Section 2.4 at the end of such Article to read in its entirety as follows:

          2.4 Commitment Fee. On the first day of each month commencing with December 1, 2004 and on the Final Term Loan Funding Date, the Borrowers agree, jointly and severally, to pay to the Administrative Agent, for the account of the Lenders with an Additional Term Loan Commitment, in accordance with their respective Pro Rata Shares, a commitment fee (the "Commitment Fee") in an amount equal to one and one-half percent (1.5%) per annum times the average aggregate Additional Term Loan Commitments in effect during the immediately preceding calendar month. The Commitment Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

     2.22. Section 3.1 of the Credit Agreement is hereby amended by (a) deleting the date "February 18, 2006" appearing therein and substituting the date "June 30, 2006" therefor, and (b) deleting the words "early termination fees" set forth in clause (b) thereof and substituting the words "prepayment premium" therefor.

     2.23. Section 3.2(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          (b) Optional prepayment of the Term Loans shall not be permitted prior to June 30, 2006. On or after June 30, 2006, the Borrowers may prepay the principal of the Term Loans in whole or in part, at any time and from time to time upon at least five (5) Business Days' prior written notice to the Administrative Agent and the Lenders. All voluntary prepayments of the principal of the Term Loans shall be accompanied by the payment of all accrued but unpaid interest on the Term Loans to the date of prepayment and prepayment premium in accordance with this Section 3.2, if applicable. Amounts prepaid in respect of the Term Loans may not be reborrowed. If at any time on and after June 30, 2006 and prior to October 1, 2008, principal of the Term Loans is prepaid in whole or in part, whether pursuant to this
     Section 3.2 or Section 9.2, the Borrowers shall at the time of such prepayment pay to the Administrative Agent, for the account of the Lenders, the prepayment premium determined in accordance with the following table:

            Period during which
              prepayment occurs                      Prepayment Premium

     From June 30, 2006 through and         8.00% of the principal amount of the
     including March 31, 2007               Term Loans prepaid

     From April 1, 2007 through and         4.50% of the principal amount of the
     including December 31, 2007            Term Loans prepaid

     From January 1, 2008 through and       3.00% of the principal amount of the
     including September 30, 2008           Term Loans prepaid

     , provided, that, notwithstanding the foregoing, no prepayment premium shall be payable on up to $10,000,000 in the aggregate of prepayments made pursuant to the second and fifth sentences of Section 3.3(d).

     2.24. Section 3.3(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          (d) Repayments or prepayments from proceeds of the disposition of Accounts and Inventory in accordance with Section 3.3(a) (other than proceeds from the disposition of Accounts and Inventory of any of the Mexican Subsidiaries included in a disposition, individually or as a series of related transactions, of all or substantially all of the assets of the Mexican Subsidiaries taken as a whole, which proceeds shall be applied in accordance with the second and third sentences of this clause (d);
     provided, that, to the extent such assets of the Mexican Subsidiaries constitute Designated Assets, the proceeds thereof shall be applied in accordance with the fifth, sixth and seventh sentences of this clause (d)) shall be applied as follows: the actual proceeds of sale or other disposition of Accounts and Inventory or an amount equal to the gross book value of Accounts and Inventory sold as part of a sale of a division or by means of the sale of the stock or other equity interests of a Subsidiary shall be applied, first, to accrued interest then due with respect to the Working Capital Revolving Loans, second, to pay the principal of the Working Capital Revolving Loans, third, to cash collateralize outstanding Working Capital Letters of Credit, fourth, to accrued interest with respect to the Working Capital Term Loans made on the Closing Date, fifth, to scheduled installments of principal of the

     Working Capital Term Loans made on the Closing Date in inverse order of maturity, sixth, to accrued interest with respect to the Additional Working Capital Term Loans, seventh, to the principal of the Additional Working
     Capital Term Loans, eighth, to the payment of any other Working Capital Obligations, ninth, to accrued interest with respect to the Term Loans, and tenth, to the principal of the Term Loans; provided, that unless an Event of Default has occurred and is continuing and except as provided in the first parenthetical of this sentence, proceeds from the disposition of Accounts and Inventory shall not be applied to the payment or prepayment of principal of the Working Capital Term Loans and the Term Loans.


          Repayments or prepayments from Net Proceeds of all asset dispositions (other than sales or other dispositions of (i) Accounts and Inventory of a Loan Party and (ii) Designated Assets) and of all sales or issuances of stock or other equity interests in accordance with Section 3.3(a), including Net Proceeds from the sale or other disposition of a division or a Subsidiary in excess of the gross book value of Accounts and Inventory sold or disposed of as part of the sale or other disposition of that division or Subsidiary, shall be applied as follows: first, to accrued interest with respect to the Working Capital Term Loans made on the Closing Date, second, to scheduled installments of principal of the Working Capital Term Loans made on the Closing Date in inverse order of maturity, third, to accrued interest with respect to the Additional Working Capital Term Loans, fourth, to the principal of the Additional Working Capital Term Loans, fifth, to the principal of the Term Loans, sixth, to pay the principal of the Working Capital Revolving Loans (subject to the proviso in the last sentence of Section 3.3(a) and the two immediately succeeding sentences of this Section 3.3(d), without reduction of the Maximum Revolver Amount (as defined in the Working Capital Agreement) or the establishment and maintenance of a permanent Reserve against the aggregate Borrowing Base of all Borrowers and Foamex Canada), seventh, to cash collateralize outstanding Working Capital Letters of Credit, and eighth, to the payment of any other Working Capital Obligations; provided, that unless an Event of Default has occurred and is continuing, only Net Proceeds of Specified Asset Dispositions shall be applied to the payment or prepayment of principal of Working Capital Term Loans or to the payment or prepayment of principal of the Term Loans.

          In the case of Net Proceeds to be applied to the Term Loans in accordance with the second sentence of this clause (d), the Borrowers shall not be required to make such principal prepayment of the Term Loans to the extent that (A) the Borrowers actually apply the proceeds that would otherwise be required to be applied to principal of the Term Loans pursuant to the second sentence of this clause (d) to the principal of Working Capital Revolving Loans and (B) concurrently with any such payment of the Working Capital Revolving Loans, the Working Capital Agent permanently reduces the Maximum Revolver Amount (as defined in the Working Capital Agreement) and establishes and maintains a permanent Reserve against the aggregate Borrowing Base of all Borrowers and Foamex Canada, in each case in an amount equal to the amount of Net Proceeds that were so applied by the Borrowers to the prepayment of principal of the Working Capital Revolving Loans, provided, that, the amount of such proceeds that are applied to the Working Capital Revolving Loans pursuant to clause (A) above shall be required to be applied to the prepayment of the Term Loans at any time after such application to the Working Capital Revolving Loans if either (x) the Working Capital Lenders reinstate all or any portion of the reduction in the Maximum Revolver Amount (as defined in the Working Capital Agreement) made pursuant to clause (B) above or (y) the Working Capital Agent releases all or any portion of the Reserve established against the aggregate Borrowing Base of all Borrowers and Foamex Canada at the time such proceeds were applied to the principal of the Working Capital Revolving Loans.

          Any repayment or prepayment of principal of the Working Capital Revolving Loans from Net Proceeds of any Specified Asset Disposition (other than dispositions of Designated Assets) as provided in the second sentence of this clause (d) shall result in a permanent reduction of the Revolving Credit Commitments and the Maximum Revolver Amount (each as defined in the Working Capital Agreement) and the establishment and maintenance of a permanent Reserve against the aggregate Borrowing Base of all Borrowers and Foamex Canada, in each case, in the amount of any such application to the principal of the Working Capital Revolving Loans (such permanent reduction and the establishment and maintenance of such permanent Reserve against the aggregate Borrowing Base of all Borrowers and Foamex Canada to be made concurrently with such application to the principal of the Working Capital Revolving Loans).

          Repayments or prepayments from Net Proceeds (proceeds, in the case of clause second below) of the disposition of Designated Assets shall be applied as follows: first, to the extent such Designated Assets disposed of consist of (x) Real Estate of a Borrower or Foamex Canada in which the Working Capital Agent has a perfected Lien, Net Proceeds from such disposition in an amount equal to 50% of the fair market value of such Real Estate, as such fair market value is set forth in the then most recent Real Estate Appraisal delivered to the Administrative Agent, shall be applied to accrued interest with respect to the Working Capital Term Loans made on the Closing Date, and then to scheduled installments of principal of the Working Capital Term Loans made on the Closing Date in inverse order of maturity or (y) Equipment of a Borrower or Foamex Canada in which the Working Capital Agent has a perfected Lien, Net Proceeds from such disposition in an amount equal to 80% of the orderly liquidation value of such Equipment, as such orderly liquidation value is set forth in the then most recent Equipment Appraisal delivered to the Administrative Agent, shall be applied to accrued interest with respect to the Working Capital Term Loans made on the Closing Date, and then to scheduled installments of principal of the Working Capital Term Loans made on the Closing Date in inverse order of maturity, second, at the option of Foamex, in the event (and only such event) that (x) the average aggregate Availability for all Borrowers for the thirty consecutive day period ending on the Business Day immediately preceding the date of such repurchase or repayment is greater than the sum of (i) $10,000,000 plus (ii) the Availability Required Amount in effect on the Business Day immediately preceding the date of such repurchase or repayment, (y) immediately after giving effect to such repurchase or repayment, the aggregate Availability of all the Borrowers is greater than the sum of (i) $10,000,000 plus (ii) the Availability Required Amount in effect on the date of such repurchase or repayment, and (z) at the time of such repurchase or repayment there exists no Default or Event of Default (and no Default or Event of Default would result therefrom), to repurchase at par or a discount on the open market or repay at maturity Foamex 13 1/2% Subordinated Notes, third, to accrued interest with respect to the Working Capital Term Loans made on the Closing Date, fourth, to scheduled installments of principal of the Working Capital Term Loans made on the Closing Date in inverse order of maturity, fifth, to accrued interest with respect to the Additional Working Capital Term Loans, sixth, to the principal of the Additional Working Capital Term Loans, seventh, to the principal of the Term Loans, eighth, to pay the principal of the Working Capital Revolving Loans (subject to the proviso in the last sentence of Section 3.3(a) and the last two sentences of this Section 3.3(d), without reduction of the Maximum Revolver Amount (as defined in the Working Capital Agreement) or the establishment of a permanent Reserve against the aggregate Borrowing Base of all Borrowers and Foamex Canada), ninth, to cash collateralize outstanding Working Capital Letters of Credit, and tenth, to the payment of any other Working Capital Obligations.

          If Foamex elects pursuant to clause "second" of the previous sentence to repurchase or repay Foamex 13 1/2% Subordinated Notes with proceeds from the disposition of Designated Assets, following the application of Net Proceeds from the disposition of such Designated Assets in accordance with clause "first" of the previous sentence and pending such repurchase or repayment, the remaining proceeds of such disposition shall be applied to repay or prepay Working Capital Revolving Loans to the extent outstanding (subject to the proviso in the last sentence of Section 3.3(a), without reduction of the Maximum Revolver Amount (as defined in the Working Capital Agreement) or the establishment of a permanent Reserve against the aggregate Borrowing Base of all Borrowers and Foamex Canada) and the Working Capital Agent shall implement a reserve against Availability in the amount of such proceeds so applied to repay or prepay Working Capital Revolving Loans.

          In the case of Net Proceeds to be applied to the Term Loans in accordance with the second preceding sentence, the Borrowers shall not be required to make such principal prepayment of the Term Loans to the extent that (A) the Borrowers actually apply the proceeds that would otherwise be required to be applied to principal of the Term Loans pursuant to the second preceding sentence to the principal of Working Capital Revolving Loans and (B) concurrently with any such payment of the Working Capital Revolving Loans, the Working Capital Agent permanently reduces the Maximum Revolver Amount (as defined in the Working Capital Agreement) and establishes and maintains a permanent Reserve against the aggregate Borrowing Base of all Borrowers and Foamex Canada, in each case in an amount equal to the amount of Net Proceeds that were so applied by the Borrowers to the prepayment of principal of the Working Capital Revolving Loans, provided, that, the amount of such proceeds that are applied to the Working Capital Revolving Loans pursuant to clause (A) above shall be required to be applied to the prepayment of the Term Loans at any time after such application to the Working Capital Revolving Loans if either (x) the Working Capital Lenders reinstate all or any portion of the reduction in the Maximum Revolver Amount (as defined in the Working Capital
     Agreement) made pursuant to clause (B) above or (y) the Working Capital Agent releases all or any portion of the Reserve established against the aggregate Borrowing Base of all Borrowers and Foamex Canada at the time such proceeds were applied to the principal of the Working Capital Revolving Loans.

          Any repayment or prepayment of principal of the Working Capital Revolving Loans from Net Proceeds of any disposition of Designated Assets as provided in clause "eighth" of the third preceding sentence shall result in a permanent reduction of the Revolving Credit Commitments and the Maximum Revolver Amount (each as defined in the Working Capital Agreement) and the establishment and maintenance of a permanent Reserve against the aggregate Borrowing Base of all Borrowers and Foamex Canada, in each instance, in the amount of any such application to the Working Capital Revolving Loans (such permanent reduction and the establishment and maintenance of such permanent Reserve against the aggregate Borrowing Base of all Borrowers and Foamex Canada to be made concurrently with such application to the Working Capital Revolving Loans).

     2.25. Section 3.3(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          (e) The Borrowers, jointly and severally, shall pay to the Working Capital Agent, for the account of the Working Capital Lenders, and/or Administrative Agent, for account of the Lenders, the amount, without duplication, by which the Aggregate Combined Facility Outstandings exceeds the Borrowing Cutoff Amount then in effect. Any payment required to be made by a Borrower pursuant to this Section 3.3(e) shall be applied as follows: first, to the principal of the then outstanding Working Capital Revolving Loans, together with accrued interest, second, to cash collateralize outstanding Working Capital Letters of Credit, third, to the then outstanding principal owing on the Working Capital Term Loans made on the Closing Date (to be applied to installments of principal thereof in inverse order of maturity), together with accrued interest, fourth, to the then outstanding principal owing on the Additional Working Capital Term Loans, together with accrued interest, and fifth, to the then outstanding principal owing on the Term Loans, together with accrued interest.

     2.26. Section 5.3(j)(ii) of the Credit Agreement is hereby amended by (a) deleting the word "thirty (30)" appearing therein and substituting "fifteen
(15)" therefor, (b) deleting the "(x)" appearing immediately prior to the words "in the case of" in the proviso thereto, (c) deleting the word "and" appearing immediately before the "(y)" in the proviso thereto and (d) deleting clause (y) of the proviso thereto in its entirety.

     2.27. Section 6.1 of the Credit Agreement is hereby amended by (a) deleting the words "The borrowing of the Term Loans" appearing at the beginning of the fifth sentence thereof and substituting the words "Each borrowing of a Loan" therefor and (b) deleting the words "the borrowing of the Term Loan" appearing at the beginning of clause (i) of the sixth sentence thereof and substituting the words "each borrowing of a Loan" therefor.

     2.28. Section 6.22 of the Credit Agreement is hereby amended by (a) adding the parenthetical "(other than the Additional Term Loans)" immediately following the words "Term Loans" appearing in the first line thereof and (b) adding the following sentence immediately following the first sentence thereof:

     The proceeds of (i) the First Additional Term Loans are to be used solely to repurchase on the open market at par or at a discount a portion of the principal balance of the Foamex 13 1/2% Subordinated Notes outstanding on the Third Amendment Effective Date and to pay fees and expenses incurred in connection therewith, and (ii) the Final Additional Term Loans are to be used solely to repay at scheduled maturity a portion of the principal balance of the Foamex 13 1/2% Subordinated Notes outstanding on the Final Term Loan Funding Date and to pay fees and expenses incurred in connection therewith.

     2.29. Section 7.11 of the Credit Agreement is hereby amended by (a) deleting the amount "$10,000" appearing in clause (xiv) thereof and substituting the amount "$100,000" therefor, (b) deleting the word "and" appearing at the end of clause (xiii) thereof, (c) deleting the period at the end of clause (xiv) thereof and substituting "; and" therefor and (d) adding a new clause (xv) which reads as follows:

          (xv) sales of Designated Assets by such Loan Party; provided, that the cash Net Proceeds received by such Loan Party from the sale of any such Designated Assets on the closing of such sale shall be in an aggregate amount not less than (x) in the case of Designated Assets consisting of Real Estate of a Borrower or Foamex Canada in which the Working Capital Agent has a perfected Lien, 50% of the fair market value of such Real Estate, as such fair market value is set forth in the then most recent Real Estate Appraisal delivered to the Administrative Agent and (y) in the case of Designated Assets consisting of Equipment of a Borrower or Foamex Canada in which the Working Capital Agent has a perfected Lien, 80% of the orderly liquidation value of such Equipment, as such orderly liquidation value is set forth in the then most recent Equipment Appraisal delivered to the Administrative Agent.

     2.30. Section 7.12 of the Credit Agreement is hereby amended by adding a new clause (E) immediately following clause (D) thereof which reads as follows:

          (E) Foamex may repurchase on or prior to the Final Term Loan Funding Date, at par or at a discount, Foamex 13 1/2% Subordinated Notes with proceeds it receives from any Designated Agreements, asset sales permitted under Section 7.11(xv) (but solely to the extent that the proceeds of such asset sales are permitted to be used for such purpose pursuant to Section 3.3(d) hereof) and the Additional Term Loans; provided, that (i) no Default or Event of Default shall have occurred and be continuing on the date of any such repurchase or would be caused as a result thereof and (ii) any such Foamex 13 1/2% Subordinated Notes being repurchased shall be retired and cancelled promptly following the consummation of such repurchase.

     2.31. Clause (iii) of Section 7.15(j) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

     (iii)(x) the aggregate outstanding principal amount of the term loans made pursuant to the Working Capital Agreement equal to the principal amount of the Working Capital Term Loans made on the Closing Date (in an original amount equal to $50,000,000) as reduced from time to time by the principal payments and prepayments of such term loans actually received by the Working Capital Lenders (other than in connection with a refinancing in total of the Working Capital Obligations; provided, that (A) the aggregate outstanding principal amount of the loans, letter of credit accommodations and other credit accommodations made or issued pursuant to such new working capital credit facility shall not exceed the amounts otherwise permitted by this clause (j), (B) the lender or lenders (or an agent therefor) under such new working capital credit facility and the Loan Parties shall have executed and delivered to the Administrative Agent an intercreditor agreement, substantially in the form of the Senior Lenders Intercreditor Agreement, (C) the agent for such new working capital credit facility (or, in the case of a facility in which there is only one lender, the lender party to such new working capital credit facility) shall be reasonably acceptable to the Administrative Agent, (D) except as permitted under Section 7.33, (i) the final maturity date shall not be extended beyond the Stated Termination Date; provided, that in the event that the maturity date is extended beyond April 30, 2007, from April 30, 2007 through the new maturity date, the term loan portion of such new working capital credit facility shall amortize in the same amounts and at the same frequency as the Working Capital Term Loans made on the Closing Date were amortizing prior to such refinancing and (ii) the date for any scheduled payment of principal on the loans under such new working capital facility shall not be extended, (E) the interest rate applicable to the new working capital credit facility shall not be increased in excess of the market rate at the time of such refinancing for such debt, (F) the financial covenants or other covenants or events of default shall not be more restrictive or onerous than the Working Capital Agreement in effect on the Third Amendment Effective Date, and (G) the new working capital credit facility shall not be otherwise adverse in any material respect to the Term Loan Lenders) and
     (y) the aggregate outstanding principal amount of the term loans made pursuant to the Working Capital Agreement equal to the principal amount of the Additional Working Capital Term Loans (in an amount not to exceed $15,000,000) as reduced from time to time by the principal payments and prepayments of such term loans actually received by the Working Capital Lenders (other than in connection with a refinancing in total of the Working Capital Obligations; provided, that (A) the aggregate outstanding principal amount of the loans, letter of credit accommodations and other credit accommodations made or issued pursuant to such new working capital credit facility shall not exceed the amounts otherwise permitted by this clause (j), (B) the lender or lenders (or an agent therefor) under such new working capital credit facility and the Loan Parties shall have executed and delivered to the Administrative Agent an intercreditor agreement, substantially in the form of the Senior Lenders Intercreditor Agreement,
     (C) the agent for such new working capital credit facility (or, in the case of a facility in which there is only one lender, the lender party to such new working capital credit facility) shall be reasonably acceptable to the Administrative Agent, (D) except as permitted under Section 7.33, (i) the final maturity date shall not be extended beyond the Stated Termination Date; provided, that in the event that the maturity date is extended beyond April 30, 2007, from April 30, 2007 through the new maturity date, the term loan portion of such new working capital credit facility shall amortize in the same amounts and at the same frequency as the Working Capital Term Loans made on the Closing Date were amortizing prior to such refinancing and (ii) the date for any scheduled payment of principal on the loans under such new working capital facility shall not be extended, (E) the interest rate applicable to the new working capital credit facility shall not be increased in excess of the market rate at the time of such refinancing for such debt, (F) the financial covenants or other covenants or events of default shall not be more restrictive or onerous than the Working Capital Agreement in effect on the Third Amendment Effective Date, and (G) the new working capital credit facility shall not be otherwise adverse in any material respect to the Term Loan Lenders);

     2.32. Section 7.16 of the Credit Agreement is hereby amended by adding ", 7.12(E)" immediately following "Sections 7.12(B)" in clause (b) thereof.

     2.33. Section 7.26 of the Credit Agreement is hereby amended by replacing the table set forth therein with the following table:

            Fiscal Year                     Amount
            -----------                     ------
                2003                      $17,700,000
                2004                      $24,800,000
                2005                      $27,500,000
                2006                      $27,500,000
                2007                      $27,500,000
                2008                      $27,500,000
                2009                      $27,500,000

2.34. Section 7.33 of the Credit Agreement is hereby amended by deleting clause
(i) thereof and substituting therefor the following new clause (i):

     (i)(A)  increasing the principal  amount of the Working Capital Term Loans,
     (B) increasing the Maximum Revolver Amount (as defined in the Working Capital Agreement as in effect on the Closing Date), (C) extending the maturity date beyond the Stated Termination Date; provided, that in the event that the maturity date is extended beyond April 30, 2007, from April 30, 2007 through the new maturity date, the Working Capital Term Loans made on the Closing Date shall continue to amortize in the same amounts and at the same frequency as such Working Capital Term Loans were amortizing prior to such extension, or (D) except as set forth in the immediately preceding clause (C), extending any scheduled payment date of principal of any Working Capital Obligations other than any extension of the due dates of not more than $5,000,000 in the principal of Working Capital Term Loans made on the Closing Date (or of term loans refinancing such Working Capital Term Loans) for a period not in excess of one (1) year,

     2.35. Section 9.1 of the Credit Agreement is hereby amended by deleting the text of clause (q) thereof in its entirety and substituting "[Intentionally Omitted];" therefor.

     2.36. Section 11.2(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          (a) Any Lender may, with the written consent of the Administrative Agent (which consent shall not be unreasonably withheld), assign and delegate to one or more Eligible Assignees (provided that no consent of the Administrative Agent shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender or a Related Fund) (each an "Assignee") all, or any ratable part of all, of the Term Loans, the Additional Term Loan Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $2,500,000 or, if less, all of the Term Loans of such Lender and all of such Lender's remaining Additional Term Loan Commitment (except such minimum shall not apply to an Affiliate of a Lender or a Related Fund); provided that, unless an assignor Lender has assigned and delegated all of its Term Loans and Additional Term Loan Commitments, no such assignment and/or delegation shall be permitted unless, after giving effect thereto, such assignor Lender retains an Additional Term Loan Commitment and/or a portion of the outstanding principal balance of the Term Loans in an aggregate amount of not less than $2,500,000; provided, however, that the Borrowers and the Administrative Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrowers and the Administrative Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrowers and the Administrative Agent an Assignment and Acceptance in the form of Exhibit C, or such other form that is reasonably acceptable to the Administrative Agent ("Assignment and Acceptance") together with any note or notes subject to such assignment and (iii) the assignor Lender or Assignee has paid to the Administrative Agent a processing fee in the amount of $5,000 (the payment of such fee shall not be required if the Assignee is an Affiliate of a Lender or a Related Fund). Each of the Borrowers agrees to promptly execute and deliver Registered Notes as reasonably requested by the Administrative Agent to evidence assignments of the Term Loans and Additional Term Loan Commitments in accordance herewith.

     2.37. Section 11.2(d) is hereby amended by adding a new sentence to the end of such Section to read as follows:

     The Additional Term Loan Commitment assigned to each Assignee shall reduce the Additional Term Loan Commitment of the assigning Lender by the amount of the Additional Term Loan Commitment so assigned.

     2.38. Section 11.2(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          (e) Any Lender may at any time sell to one or more commercial banks, financial institutions, investment funds or other Persons not Affiliates of the Borrowers (a "Participant") participating interests in any Loans of that Lender, the Additional Term Loan Commitment of that Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrowers and the Administrative Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document (except to the extent that such amendment, waiver or consent both directly affects the Participant and would (x) increase or extend the Additional Term Loan Commitment of the originating Lender, (y) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the originating Lender hereunder or under any other Loan Document or
     (z) reduce the principal of, or the rate of interest specified herein on, the portion of the Term Loans owing to the originating Lender or any fees or other amounts payable to the originating Lender hereunder or under any other Loan Document), and all amounts payable by the Borrowers hereunder or any other Loan Document shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

     2.39. The first sentence of Section 11.2(g) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          Foamex shall maintain, or cause to be maintained, a register (the "Register") on which it enters the name of a Lender as the registered owner of the Term Loans held by such Lender and the Term Loan Commitments of such Lender.

     2.40.  Section 12.8 of the Credit Agreement is hereby amended by adding the
words  "'Additional  Term  Lender',   'Additional  Term  Lenders',"  immediately
preceding the word "'Lender'" in the last sentence thereof.

     2.41. Section 12.9 of the Credit Agreement is hereby amended by inserting the words "Term Loan Commitments and" in the second sentence thereof immediately preceding the words "Term Loans".

     2.42. The second sentence of the eighth paragraph in Article 13 of the Credit Agreement is hereby amended by inserting the words "and all Additional Term Loan Commitments have been terminated" immediately after each reference to the words "paid in full" appearing therein.

     2.43. Schedule 1.2 to the Credit Agreement is hereby amended and restated in its entirety with the information set forth on Schedule 1.2 attached hereto.

     2.44. A new Exhibit B (Form of Notice of Borrowing) is hereby added to the Credit Agreement in the form of Exhibit B attached hereto.

     SECTION 3. EFFECTIVENESS. This Amendment shall become effective on such date as the following conditions shall have been satisfied in full:

     3.1. Counterparts of this Agreement executed by the Borrowers, the Guarantors, the Lenders and the Administrative Agent shall have been delivered to the Administrative Agent.

     3.2. The Administrative Agent shall have received an amendment to the Senior Lenders Intercreditor Agreement, duly executed by the Working Capital Agent, Foamex and those Affiliates of Foamex party thereto, in form and substance satisfactory to the Administrative Agent.

     3.3. The Administrative Agent shall have received a copy, certified by a Responsible Officer of Foamex as true and complete, of an amendment to the Working Capital Agreement, consenting to the Additional Term Loans and providing for the funding of the Additional Working Capital Term Loans, which amendment shall be in form and substance satisfactory to the Administrative Agent and the Majority Lenders.

     3.4. The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, a fully executed fee letter, dated the date hereof (the "Third Amendment Fee Letter"), between the Administrative Agent and the Borrowers and the Administrative Agent shall have received payment of all fees that are payable thereunder on or prior to the Third Amendment Effective Date.

     3.5. The Administrative Agent shall have received certified copies of resolutions of the Board of Directors of each of the Loan Parties (or in the case of a Loan Party that is not a corporation, the equivalent governing body) approving the Additional Term Loans, the Additional Working Capital Term Loans and the corresponding modifications to the Credit Agreement and the Working Capital Agreement and such opinions of counsel relating to the Additional Term Loans, such modifications to the Credit Agreement and such other matters as the Administrative Agent shall reasonably request.

     3.6. The Administrative Agent shall have received evidence that all requisite governmental and third party consents and approvals (including, without limitation, consents with respect to each Loan Party) to the transactions contemplated by this Amendment have been obtained and remain in effect; all applicable waiting periods shall have expired without any action being taken by any competent authority; and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon this Amendment, the Credit Agreement as amended by this Amendment, any of the other Loan Documents or any of the transactions contemplated hereby or thereby.

     3.7. The Administrative Agent shall have received a certificate from a Responsible Officer of Foamex certifying to the Administrative Agent and the Lenders that the Obligations constitute (A) "Credit Agreement Obligations" under and as defined in the Senior Secured Note Indenture, (B) "Senior Lender Claims" under the Senior Secured Note Intercreditor Agreement, (C) "Senior Debt", "Designated Senior Debt" and "Permitted Debt" under and as defined in each of
the  Foamex  9  7/8%   Subordinated  Note  Indenture  and  the  Foamex  13  1/2%

Subordinated  Note  Indenture,   and  (D)  permitted  "Debt"  as  "Term  Loan  B
Obligations" under the Working Capital Agreement.

     3.8. All proceedings taken in connection with the execution of this Amendment, the Credit Agreement as amended by this Amendment, all other Loan Documents and all documents and papers relating thereto shall be satisfactory in form, scope and substance to the Administrative Agent and the Lenders.

     SECTION 4. CONSENT TO AMENDMENTS TO SENIOR LENDERS INTERCREDITOR AGREEMENT AND WORKING CAPITAL AGREEMENT.

     4.1. Each of the Lenders, by its signature to this Amendment, hereby authorizes the Administrative Agent to enter into the amendment to the Senior Lenders Intercreditor Agreement referred to in Section 3.2 of this Amendment and agrees to be bound by the provisions of the Senior Lenders Intercreditor Agreement as so amended.

     4.2. Each of the Lenders, by its signature to this Amendment, hereby consents to the amendment to the Working Capital Agreement providing for, among other things, the funding of the Additional Working Capital Term Loans, a copy of which is attached as Exhibit A hereto.

     SECTION 5. COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall be an original, and all of which, taken together, shall constitute a single instrument. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

     SECTION 6. REFERENCES TO CREDIT AGREEMENT. From and after the effectiveness of this Amendment and the amendments contemplated hereby, all references in the Credit Agreement to "this Agreement", "hereof", "herein", and similar terms shall mean and refer to the Credit Agreement, as amended and modified by this Amendment, and all references in other documents to the Credit Agreement shall mean such agreement as amended and modified by this Amendment.

     SECTION 7. RATIFICATION AND CONFIRMATION. The Credit Agreement is hereby ratified and confirmed and, except as herein agreed, remains in full force and effect. Each of the Borrower and the Guarantors represents and warrants that (i) all representations and warranties contained in the Loan Documents are correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof (except to the extent that such representations or warranties expressly related to a specified prior date, in which case such representations and warranties shall be correct in all material respects as of such specified prior date) and (ii) there exists no Default or Event of Default. Each of the Guarantors hereby ratifies its Guarantee of the Obligations (including, without limitation, the Additional Term Loans) and its grant of a security interest in the Collateral in which it has an interest to secure the payment of the Obligations.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.


                                    FOAMEX L.P.

                                    By: FMXI, Inc., its Managing General Partner


                                    By:     /s/ George L. Karpinski
                                            -----------------------------
                                    Title:  Vice President
                                            -----------------------------


                                    FMXI, INC.


                                    By:     /s/ George L. Karpinski
                                            -----------------------------
                                    Title:  Vice President
                                            -----------------------------


                                    FOAMEX INTERNATIONAL INC.


                                    By:     /s/ George L. Karpinski
                                            -----------------------------
                                    Title:  Senior Vice President
                                            -----------------------------


                                    FOAMEX CANADA INC.


                                    By:     /s/ George L. Karpinski
                                            -----------------------------
                                    Title:  Treasurer
                                            -----------------------------


                                    FOAMEX CAPITAL CORPORATION


                                    By:     /s/ George L. Karpinski
                                            -----------------------------
                                    Title:  Vice President
                                            -----------------------------

                                    FOAMEX LATIN AMERICA, INC.


                                    By:     /s/ George L. Karpinski
                                            -----------------------------
                                    Title:  Vice President
                                            -----------------------------


                                    FOAMEX MEXICO, INC.


                                    By:     /s/ George L. Karpinski
                                            -----------------------------
                                    Title:  Vice President
                                            -----------------------------


                                    FOAMEX MEXICO II, INC.


                                    By:     /s/ George L. Karpinski
                                            -----------------------------
                                    Title:  Vice President
                                            -----------------------------


                                    FOAMEX ASIA, INC.


                                    By:     /s/ George L. Karpinski
                                            -----------------------------
                                    Title:  Vice President
                                            -----------------------------


                                    FOAMEX CARPET CUSHION LLC


                                    By:     /s/ George L. Karpinski
                                            -----------------------------
                                    Title:  Vice President
                                            -----------------------------

                                    SILVER POINT FINANCE, LLC,
                                       as Administrative Agent


                                    By:     /s Thomas J. Steiglehner
                                            ----------------------------
                                    Title:  Authorized Signatory
                                            ----------------------------

                                    TRS THEBE, LLC


                                    By:     /s/ Edward Shaffer
                                            ----------------------------
                                    Title:  Vice President
                                            ----------------------------


                                    SIL LOAN FUNDING LLC

                                    By:     /s/ Jason Trala
                                            ----------------------------
                                    Title:  Attorney-in-Fact
                                            ----------------------------


                                    A3 FUNDING LP, on its own behalf
                                     and on behalf of its affiliate assigns

                                    By:   A3 Fund Management LLC,
                                          its General Partner


                                    By:     /s/ Kevin P. Gendaa
                                            ----------------------------
                                    Title:  Senior Vice President
                                            ----------------------------


                                    SSIG SPF ONE LQ, LLC

                                    By:     /s/ Pedro Ramirez
                                            ----------------------------
                                    Title:  Authorized Signatory
                                            ----------------------------

                                    SPCP GROUP, LLC


                                    By:     /s/ Edward A. Mule
                                            ----------------------------
                                    Title:  Authorized Signatory
                                            ----------------------------


                                    SPCP GROUP III, LLC


                                    By:     /s/ Edward A. Mule
                                            ----------------------------
                                    Title:  Authorized Signatory
                                            ----------------------------